August 6, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read PediatRx Inc.'s statements included under Item 4.01 of its Form 8-K filed on August 6, 2013 and we agree with such statements concerning our firm.

Sincerely,

/s/ HORNE LLP